As filed with the Securities and Exchange Commission on May 28, 2020

Registration No. 333-235429

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT ON FORM S-3 UNDER THE SECURITIES ACT OF 1933	☒

PRE-EFFECTIVE AMENDMENT NO. 3

POST-EFFECTIVE AMENDMENT NO.	☐

PROTECTIVE LIFE INSURANCE COMPANY

(Exact name of registrant as specified in its charter)

Tennessee	63-0169720
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2801 Highway 280 South
Birmingham, Alabama 35223
(205) 879-9230

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Alyson Saad, Esq.
Protective Life Insurance Company
P.O. Box 2606
Birmingham, Alabama 35202
(205) 268-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Stephen E. Roth, Esq.

Thomas E. Bisset, Esq.
Eversheds Sutherland (US) LLP
700 Sixth Street, NW
Washington, D.C. 20001

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus contained herein also relates to Registration Statement Nos.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee*
Modified Guaranteed Annuity Contracts and Participating Interests Therein	1,000,000,000		—	$129,800

* The Registration Fee was previously paid with Pre-Effective Amendment #2 to Registration Statement on Form S-3 (333-235429).

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 3 (this “Amendment”) to Registration Statement on Form S-3 of Protective Life Insurance Company (Registration No. 333-235429), originally filed on December 9, 2019 (the “Registration Statement”), is being filed as an exhibit-only filing to provide for (i) the filing of Exhibit 23(a), which did not include the correct version of the consent in Pre-Effective Amendment No. 2 to the Registration Statement (filed on May 21, 2020), as indicated in Item 16 of Part II of the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the filing of Exhibit 23(a) herewith, and the signature pages to the Registration Statement. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

Item 16.  Exhibits.

1. (a) Underwriting Agreement by and among Protective Life Insurance Company (“Protective”) and Protective Equity Services, Inc. (“PES”) is incorporated herein by reference to the Registration Statement on Form S-3 (File No. 333-229837) filed on February 25, 2019.

1. (b) Second Amended Distribution Agreement between Protective Life Insurance Company (“Insurer”) and Investment Distributors, Inc. (“Distributor”) as revised June 18, 2018, is incorporated herein by reference to the Registration Statement on Form S-3/A (File No. 333-222086) filed on June 28, 2018.

2(a) Master Agreement by and among AXA Equitable Financial Services LLC, AXA Financial Inc. and Protective Life Insurance Company, dated as of April 10, 2013, incorporated herein by reference to the Registration Statement on Form 10-Q (File No. 001-31901) filed on August 12, 2013.

2(b) Master Transaction Agreement by and among Protective Life Insurance Company, Protective Life Corporation, The Lincoln National Life Insurance Company, Lincoln National Corporation, Liberty Mutual Insurance Company, Liberty Mutual Fire Insurance Company and Liberty Mutual Group Inc., dated as of January 18, 2018, incorporated by reference to the Registration Statement on Form 8-K (File No. 001-31901) filed on January 23, 2018.

2(c) Master Transaction Agreement by and among Protective Life Insurance Company, Great-West Life & Annuity Insurance Company, Great-West Life & Annuity Insurance Company of New York, The Canada Life Assurance Company and The Great-West Life Assurance Company, dated as of January 23, 2019, incorporated by reference to the Registration Statement on Form 8-K (File No. 001-31901) filed on January 23, 2019.

4(a) Form of Individual Single Premium Deferred Registered Index - Linked Annuity Contract
4(b) Form of Application for Individual Single Premium Deferred Registered Index - Linked Annuity Contract
4(c) Qualified Plan Endorsement

4(d) Return of Purchase Payments Death Benefit Rider

4(e) Waiver of Withdrawal Charge and Market Value Adjustment for Unemployment Endorsement

4(f) Waiver of Withdrawal Charge and Market Value Adjustment for Terminal Condition or Nursing Facility Confinement Endorsement

4(g) Annuitization Bonus Endorsement

5 Opinion of Alyson Saad, Esq.

23. (a) Consent of PricewaterhouseCoopers LLP - filed herein

23. (b) Consent of KPMG LLP

23. (c) Consent of Eversheds-Sutherland LLP

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on May 28, 2020.

PROTECTIVE LIFE INSURANCE COMPANY

By:	/s/ RICHARD J. BIELEN
Richard J. Bielen
Chairman of the Board and Chief
Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

(i) Principal Executive Officer

/s/ RICHARD J. BIELEN	Chairman of the Board and Chief Executive Officer	May 28, 2020
Richard J. Bielen

(ii) Principal Financial Officer

/s/ STEVEN G. WALKER	Executive Vice President and Chief Financial Officer	May 28, 2020
Steven G. Walker

(iii) Principal Accounting Officer

/s/ PAUL R. WELLS	Senior Vice President, Chief Accounting Officer and Controller	May 28, 2020
Paul R. Wells

(iv) Board of Directors:

/s/ RICHARD J. BIELEN	Director	May 28, 2020
Richard J. Bielen

/s/ MICHAEL G. TEMPLE	Director	May 28, 2020
Michael G. Temple

/s/ CARL S. THIGPEN	Director	May 28, 2020
Carl S. Thigpen

II-5

EXHIBIT INDEX

Number	Description
23(a)	Consent of PricewaterhouseCoopers LLP